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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported) July 18, 2001
                                                          -------------

                        AMERICAN FINANCIAL HOLDINGS, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                     0-27399                  06-1555700
         --------                     --------                 ----------
(State or other Jurisdiction of     (Commission               (IRS Employer
incorporation or organization)      File Number)           Identification No.)

              102 West Main Street, New Britain, Connecticut 06051
              ----------------------------------------------------
                    (Address of principal executive offices)

                                 (860) 832-4000
                                 ---------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)




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ITEM 5.     OTHER EVENTS.
            ------------

      On July 18, 2001, American Financial Holdings, Inc. ("AFH"), a Delaware corporation and the holding company of American Savings Bank ("ASB"), a Connecticut-chartered savings bank, entered into an Agreement and Plan of Merger, dated as of July 18, 2001 (together with exhibits attached thereto, the "Agreement"), with American Bank of Connecticut, a Connecticut-chartered savings bank ("ABC"). The Agreement provides, among other things, that ABC will merge with and into ASB with ASB being the surviving entity (the "Merger").

      Pursuant to the Agreement, each share of ABC common stock, par value $1.00 per share ("ABC Common Stock"), issued and outstanding immediately before the Effective Date (as defined in the Agreement) will be converted into and become the right to receive, at the election of the holder (i) $30.00 in cash, without interest, (ii) 1.304 shares of AFH common stock par value $0.01 per share, or
(iii) a combination of cash and stock.

      The Merger is intended to be structured as a tax-free reorganization. Consummation of the Merger is subject to the satisfaction of certain conditions, including approval of the Agreement by the stockholders of ABC and approval by the appropriate regulatory agencies.

      Under certain circumstances, if the Agreement is terminated by either party before the consummation of the Merger, ABC may be required to pay AFH, in cash, $6.1 million plus AFH's reasonable out-of-pocket expenses. A copy of the Agreement is attached hereto as Exhibit 2.1.

      In connection with the execution of the Plan, ABC and AFH entered into a stock option agreement, dated as of July 18, 2001 pursuant to which AFH has the right, under certain specified circumstances, to purchase up to 477,090 shares of ABC Common Stock, subject to certain adjustments, at a price per share of $24.30. A copy of the Stock Option Agreement is attached hereto as Exhibit 10.1.

      The Agreement and the Stock Option Agreement are incorporated by reference and the foregoing description of those documents and the transactions contemplated thereby are qualified in their entirety by reference to those exhibits.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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            (c)   Exhibits: The following exhibits are filed as part of this report:

            EXHIBIT NO.       DESCRIPTION
            -----------       -----------
            2.1               Agreement and Plan of  Reorganization, dated as of
                              July 18,  2001,  by and among  American  Financial
                              Holdings, Inc., American Savings Bank and American
                              Bank of Connecticut.

            10.1 Stock Option Agreement, dated as of July 18, 2001, by and between ABC, as issuer, and AFH, as grantee.



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CONFORMED                         SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 23, 2001                By:/s/ Robert T. Kenney
                                       ----------------------------------------
                                       Robert T. Kenney
                                       Chairman, President and Chief Executive
                                       Officer






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